EXHIBIT A




                        GRACO INC. KEY EMPLOYEE AGREEMENT


AGREEMENT, by and between Graco Inc., a Minnesota corporation (the "Company") and ________________________________ (the "Executive"), dated as of the ______
day of ______________,_______.

The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 2 below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, to provide inducement for the Executive to remain an employee of the Company in the event of any threatened or pending Change of Control, and to facilitate an orderly transition in the event of a Change of Control. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Certain Definitions: "Effective Date;" "Change of Control Period;" "Company;" "Affiliated Companies."

      (a) The "Effective Date" shall mean the first date during the Change of Control Period (as defined in Section l(b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

      (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the second anniversary of such date, provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.

      (c) The "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes or agrees to perform this Agreement by operation of law or otherwise.

      (d) As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.


2.    Change of Control. For the purpose of this Agreement

      (a)   A "Change of Control" means:

            (i) acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of
                  1934), (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) which results in the beneficial ownership by such Person of 25% or more of either

                    A. the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or

                    B. the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

                    provided, however, that the following acquisitions will not result in a Change of Control:

                        (1)   an acquisition directly from the Company,

                        (2)   an acquisition by the Company,

                        (3) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,

                        (4) an acquisition by any Person who is deemed to have beneficial ownership of the Company common stock or other Company voting securities owned immediately after said acquisition by the Trust Under the Will of Clarissa L. Gray ("Trust Person"), provided that such acquisition does not result in the beneficial ownership by such Person of 32% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, and provided further that for purposes of this Section 2, a Trust Person shall not be deemed to have beneficial ownership of the Company common stock or other Company voting securities owned by The Graco Foundation or any employee benefit plan of the Company, including without limitation the Graco Employee Retirement Plan and the Graco Employee Stock Ownership Plan,

                        (5) an acquisition by the Executive or any group that includes the Executive, or

                        (6) an acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 2 (a)(iii) below; and

                    provided, further, that if any Person's beneficial ownership of the Outstanding Company Common Stock or Outstanding Company Voting Securities is 25% or more as a result of a transaction described in clause (1) or (2) above, and such Person subsequently acquires beneficial ownership of additional Outstanding Company Common Stock or Outstanding Company Voting Securities as a result of a transaction other than that described in clause (1) or (2) above, such subsequent acquisition will be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities and be deemed a Change of Control; and provided further, that in the event any acquisition or other transaction occurs which results in the beneficial ownership of 32% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities by any Trust Person, the Incumbent Board may by majority vote increase the threshold beneficial ownership percentage to a percentage above 32% for any Trust Person; or

               (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of said Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial membership on the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, or

               (iii)The  approval  by  the  shareholders  of  the  Company  of a reorganization, merger, consolidation or statutory exchange of Outstanding Company Common Stock or Outstanding Company Voting Securities or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which

                    A. all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock or Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock or Outstanding Company Voting Securities,

                    B. no Person [excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination] beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

                  C. at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) approval  by the  stockholders  of the Company of a complete liquidation or dissolution of the Company.

3. Employment Period. For purposes of this Agreement, the term "Employment Period" shall mean the period commencing on the Effective Date and ending on the earlier of (i) the termination by the Company or the Executive of the Executive's employment with the Company, or (ii) the second anniversary of the Effective Date." As provided in Section 10(f), nothing stated in this Agreement shall restrict the right of the Company or the Executive at any time to terminate the Executive's employment with the Company, subject to the obligations of the Company provided for in this Agreement in the event of such termination.

4.   Terms of Employment.

     (a)  Position and Duties.

          (i) During the Employment Period, (A) the Executive's position (including offices and titles), duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 50 miles from such location.

          (ii) Except as otherwise expressly provided in this Agreement, during the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. To the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

     (b)  Compensation.

          (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable to the Executive by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other peer executives of the Company. The term Annual Base Salary as used in this Agreement shall refer to Annual Base Salary as so increased. The Executive's Annual Base Salary shall not be reduced after any such increase. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.

          (ii) Annual Incentive Payments. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year during the Employment Period, an annual bonus ("Annual Bonus") in cash, in accordance with the Company's Annual Bonus Plan, or other plan instituted in lieu of the Annual Bonus Plan which provides for an annual incentive payment in addition to Annual Base Salary
               ("Substitute Plan"). The Executive shall participate in the Annual Bonus Plan or Substitute Plan at the same level at which the Executive participated immediately prior to the Effective Date, or if more favorable, at the level of other peer executives of the Company and its affiliated companies. Any Substitute Plan instituted by the Company after the Effective Date shall be at least as favorable, in the aggregate, as the most favorable Annual Bonus Plan or Substitute Plan in effect at any time during the 90-day period immediately preceding the Effective Date

          (iii)Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at anytime during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

          (iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case maybe, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable,, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at anytime during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

          (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          (vi) Perquisites. During the Employment Period, the Executive shall be entitled to perquisites in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          (vii)Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company.

          (viii)Vacation. During the Employment Period, the Executive shall be entitled to paid vacations in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer Executives of the Company and its affiliated companies.

5.   Termination of Employment.

     (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 10(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

     (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean (i) repeated violations by the Executive of the Executive's obligations under Section 4(a) of this Agreement (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the Executive's part, which are committed in bad faith or without the belief on the part of the Executive that such violations are in the best interests of the Company and which are not remedied in a reasonable period of time after receipt of written notice from the Company specifying such violations or (ii) the conviction of the Executive of a felony involving moral turpitude.

     (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive's position (including offices and titles), duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a material diminution in such position, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (iii)the Company's requiring the Executive to be based at any office or location other than that described in Section 4(a)(i)(B) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

          (iv) any  purported  termination  by the  Company  of the  Executive's
               employment   otherwise  than  as  expressly   permitted  by  this
               Agreement; or

          (v) any failure by the Company to comply with and satisfy Section 9(c) of this Agreement.

For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

     (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,
          (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability or death, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

6. Obligations of the Company upon Termination.

     (a) Good Reason; Other Than for Cause, Death or Disability. If, within two years after the Effective Date, the Company shall terminate the Executive's employment other than for Cause, death or Disability, or the Executive shall terminate employment for Good Reason, in lieu of further payments pursuant to Section 4(b) with respect to periods following the Date of Termination:

          (i) except as provided in Section 6(e) below, the Company shall pay to the Executive, in a lump sum in cash, within 30 days (except as provided in subsection 6(a)(i)A below) after the Date of Termination, the aggregate of the following amounts (such aggregate shall be hereinafter referred to as the "Special Termination Amount"):

               A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and, (2) the product of (x) the higher of (I) the midpoint between the minimum and the maximum bonus payment under the Annual Bonus Plan or Substitute Plan applicable to the Executive for the fiscal year in which the Date of Termination occurs, or (II) the amount that would be payable to the Executive for the fiscal year in which the Date of Termination occurs under the Annual Bonus Plan or Substitute Plan had the termination not so occurred (which amount shall be payable pursuant to this clause 2 within 30 days after it is calculated), and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"); and

               B. the amount equal to the product of (1) two and (2) the sum of (x) the Executive's Annual Base Salary and (y) the midpoint between the maximum and minimum bonus payment applicable to the Executive for the fiscal year in which the Date of Termination occurs under the Annual Bonus Plan or Substitute Plan; and

          (ii) for two years following the Date of Termination or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans programs, practices and policies described in Section 4(b)(iv) of this Agreement if the Executive's employment had not been terminated, in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies applicable generally to other peer executives and their families during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or disability welfare benefits under another employer provided plan, the medical and disability welfare benefits described herein shall cease upon the Executive and the Executive's family becoming eligible under such other plan. For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until two years after the Date of Termination and to have retired two years after the Date of Termination.

     (b) Death. If the Executive's employment is terminated by reason of the Executive's death within two years after the Effective Date, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of the Accrued Obligations. The Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination, or as otherwise provided in Section 6(a)(i)(A). In addition, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company and any of its affiliated companies to surviving families of deceased peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to family death benefits, if any, as in effect with respect to other deceased peer executives and their families at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death with respect to other deceased peer executives of the Company and its affiliated companies and their families.

     (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability within two years after the Effective Date, this Agreement shall terminate without further obligations to the Executive, other than for payment of the Accrued Obligations. The Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination or as otherwise provided in Section 6(a)(i)(A). In addition, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices, and policies relating to disability, if any, as in effect generally with respect to other disabled peer executives and their families at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other disabled peer executives of the Company and its affiliated companies and their families.

     (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause within two years after the Effective Date, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment within two years after the Effective Date, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid, and any payment that may be due under the terms of the Annual Bonus Plan or any Successor Plan. In such case, all such amounts shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination or, in the case of any payment under the Annual Bonus Plan or any Successor Plan, pursuant to the terms thereof.

     (e)  Possible Payment Reduction.

          (i) Notwithstanding any provision to the contrary contained in this Agreement, if the lump sum cash payment due and the other benefits to which the Executive shall become entitled under
               Section 6(a) hereof, either alone or together with other payments in the nature of compensation to the Executive which are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company or otherwise, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision thereto), such lump sum payment shall be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to the excise tax imposed under
               Section 4999 of the Code (or any successor provision thereto) or being non-deductible to the Company for Federal Income Tax purposes pursuant to Section 280G of the Code (or any successor provision thereto), provided, however, that no such reduction shall occur, and this Section 6(e) shall not apply, in the event that the amount of such reduction would be more than $25,000. The Executive in good faith shall determine the amount of any reduction to be made pursuant to this Section 6(e) and shall select from among the foregoing benefits and payments those which shall be reduced. No modification of, or successor provision to,
               Section 280G or Section 4999 subsequent to the date of this Agreement shall, however, reduce the benefits to which the Executive would be entitled under this Agreement in the absence of this Section 6(e) to a greater extent than they would have been reduced if Section 280G and Section 4999 had not been modified or superseded subsequent to the date of this Agreement, notwithstanding anything to the contrary provided in the first sentence of this Section 6(e)(i).

     (f)  Certain Additional Payments by the Company.

          (i) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that Section 6(e) above does not apply and any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, any stock option, restricted stock agreement or otherwise, but determined without regard to any additional payments required under this Section 16(f)) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (ii) Subject to the provisions of Section 6(f)(iii), all determinations required to be made under this Section 6(f), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte and Touche LLP or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the
               Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 6(f), shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
               Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 6(f)(iii) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (iii)The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim (provided that any delay in so informing the Company within such ten business day period shall not affect the obligations of the Company under this Section 6(f) except to the extent that such delay materially and adversely affects the Company) and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:
               (A)  give the Company any information reasonably requested by the
                    Company  relating  to such  claim,
               (B)  take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to
                    time,   including,   without  limitation,   accepting  legal
                    representation  with  respect to such  claim by an  attorney reasonably  selected by the Company,
               (C)  cooperate  with  the  Company  in good  faith  in  order  to effectively  contest such claim,  and
               (D)  permit  the  Company  to  participate  in  any   proceedings
                    relating to such claim;
               provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6(f)(iii), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(f)(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 6(f)(iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(f)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.



     7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     8. Full Settlement; No Mitigation; Legal Fees. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     9.   Successors.

          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     10.  Miscellaneous.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                         -------------------------------------------

                         -------------------------------------------

                         -------------------------------------------


                  If to the Company:

                  Graco Inc.
                  4050 Olson Memorial Highway
                  Golden Valley, MN  55422
                  Attention:  Vice President, Human Resources

               or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c)(i)(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company may be terminated by either the Executive or the Company at any time prior to the Effective Date or, subject to the obligations of the Company provided for in this Agreement in the event of a termination after the Effective Date, at anytime on or after the Effective Date. Moreover, if prior to the Effective Date, the Executive's employment with the Company terminates, then the Executive shall have no further rights under this Agreement. From and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



Executive                                 Graco Inc.


                                          By
Name                                            Name and title